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                                                                   EXHIBIT 23.10



                           Harney, Westwood & Riegels
                       Barristers, Solicitors, Notaries,
                          Patent and Trade Mark Agents
                               Craigmuir Chambers
                                  P.O. Box 71
                                   Road Town
                        Tortola, British Virgin Islands





                               24 December, 1996





Our Ref: FAB/prs/13-0336.001


Dransfield China Paper Corporation
c/o P.O. Box 71
Road Town
Tortola, British Virgin Islands


                                         Re:  Dransfield China Paper Corporation


Dear Sirs:

         We hereby consent to the inclusion of the name of this firm as an expert in Registration Statement S-1 to be filed with the Securities and Exchange Commission.

Yours faithfully,
HARNEY, WESTWOOD & RIEGELS

/s/ Fione Bada